Investment Restructuring Agreement

      This is an agreement dated June 4, 2004 among MidMark Capital, L.P., a Delaware limited partnership ("MidMark1") and MidMark Capital II, L.P., a Delaware limited partnership ("MidMark2"; collectively with MidMark 1, the "MidMarks"), Vertex Interactive, Inc., a New Jersey corporation (the "Company"), XeQute Solutions, P.L.C., a company incorporated in England and Wales ("XQPLC"), XeQute Solutions, Inc., a Delaware corporation ("XQSI") and the existing holders of the Series C Convertible Preferred Shares of the Company (the "Series C Investors").

                                   Background

      A. MidMark1 holds warrants to purchase 5,569,980 shares of common stock of the Company (the "MidMark1 Warrants").

      B. The Company is indebted as of the date of this agreement to MidMark1 in the principal amount of $281,286.75 together with interest in the amount of $25,505.53 as of the date hereof with interest to accrue each day hereafter in an amount of $78.14 ("MidMark1/Vertex Debt").

      C. MidMark1 holds 34 shares of Series C Convertible Preferred Shares of the Company (the "MidMark1 C Shares").

      D. The Company is indebted as of the date of this agreement to MidMark2 in the principal amount of $4,871,257 together with interest in the amount of $984,734.69 as of the date hereof with interest to accrue each day hereafter in an amount of $1,532.43 (the "MidMark2/Vertex Debt").

      E. MidMark2 holds 805 shares of Series C Convertible Preferred Shares of the Company (the "MidMark2 C Shares").

      F. MidMark2 holds warrants to purchase 60,000 shares of XQPLC (the "MidMark2 Warrant").

      G. XQPLC is indebted to MidMark2 in the principal amount of $250,000 together with interest in the amount of $7,483.86 as of the date hereof with interest to accrue each day hereafter in an amount of $131.94 (the "MidMark2/XQPLC Debt")

      H. XQSI is indebted to MidMark2 in the principal amount of $1,125,000 together with interest in the amount of $199,682.11 as of the date hereof with interest to accrue each day hereafter in an amount of $429.03 (the MidMark2/XQSI Debt"; the MidMark 1 Warrants, the MidMark1/Vertex Debt, the MidMark 1 C Shares, the MdiMark2/Vertex Debt, the MidMark2 C Shares, the MidMark2 Warrant, the MidMark 2/XQPLC Debt and the MidMark2/XQSI Debt are sometimes referred to as the "MidMark Investments").

      I. In connection with that certain Securities Purchase Agreement dated as of April 28, 2004 (the "AJW Agreement") certain entities which are a party thereto (the "New Investors") agreed to purchase and Vertex Interactive, Inc. ("Vertex") has agreed to issue and sell to the New Investors certain 10% callable secured convertible notes of Vertex in an aggregate principle amount of $3,000,000 in the form attached as an exhibit thereto (the "AJW Convertible

Notes") and warrants to purchase 3,000,000 shares of common stock under the terms of the Stock Purchase Warrant in the form attached as an exhibit thereto (the "AJW Warrants") the MidMarks have agreed to restructure the MidMark Investments as provided herein.

      Now, therefore, the parties agree as follows:

      1. It shall be a condition to the effectiveness of this agreement that:

            (a) The Company, the MidMarks and the Series C Investors execute and deliver a Registration Rights Agreement by the Company in the form attached as Exhibit 1A; and

            (b) The MidMarks and the Series C Investors receive an Agreement Regarding Antidilution Rights in the form of Exhibit 1B executed and delivered by the holders of the AJW Convertible Notes and the AJW Warrants.

      2. Following the execution and delivery of this agreement, satisfaction of the aforesaid conditions and the approval by the Board of the Company, the Company shall file with the Commercial Recording Division of the New Jersey Department of Treasury (i) a Certificate of Powers, Designations, Preferences and Rights of the Series C-1 Convertible Preferred Stock, of the Company in the form attached as Exhibit 2A (the "Series C-1 Rights Certificate") creating the Series C-1 Convertible Preferred Shares and (ii) the Certificate of Powers, Designations, Preferences and Rights of the Series D Convertible Preferred Stock, of the Company in the form attached as Exhibit 2B (the "Series D Rights Designation").

      3. Following delivery of proof of the proper filing and effectiveness of the Series C-1 Rights Certificate and the Series D Rights Designation, the Midmarks and all Series C Investors shall be deemed to have exchanged their Series C Convertible Preferred Stock on a one for one basis for Series C-1 Convertible Preferred Stock (hereafter the "New Series C-1 Investors"). Immediately thereafter, MidMark1 and MidMark2 as holders of the Series C-1 Convertible Preferred Shares shall execute and deliver to the Company a consent (the "MidMark Consent") to an amendment to the Certificate of Incorporation of the Company in the form of Exhibit 3 (the "Certificate of Incorporation Amendment") providing, among other things, for the authorization of 400,000,000 shares of common stock of the Company.

      4. Following the execution and delivery of the MidMark Consent, the Company shall thereafter distribute notice (the "Shareholder Notice") to the shareholders of the Company of the proposed effectiveness of the Certificate of Incorporation Amendment as required under NJSA 14A:5-6 and Section 14(f) of the Securities Exchange Act of 1934 and provide to MidMark1 and MidMark2 satisfactory evidence of such distribution.

      5. Following the proposed effective date of Certificate of Incorporation Amendment which shall be no sooner than twenty one days following distribution of the Shareholder Notice, the Company shall (i) deliver a certificate in the form of Exhibit 5 stating that the effectiveness of the Certificate of Incorporation Amendment has not been the subject of any significant challenge, and (ii) deliver of proof that the Certificate of Incorporation Amendment has been properly filed with the New Jersey Department of Treasury and is effective.


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

      6. On the date following the satisfaction of the conditions set forth above, the following restructuring of the investments by the MidMarks in the Company and its subsidiaries shall be effective:

            (a) MidMark1 shall be deemed to have exercised the MidMark1 Warrant and the Company and MidMark1 agree that, notwithstanding any prior agreement to the contrary, the aggregate exercise price for the MidMark1 Warrant shall be the amount owed by the Company to MidMark1 with respect to the MidMark1/Vertex Debt and that Midmark1 shall receive 5,569,980 shares of the common stock of the Company ("Common Stock") as a result of such exercise.

            (b) The MidMark2 Warrant shall be deemed to have been exchanged with the Company for the right to acquire 240,000 shares of Common Stock for $0.01 per share and MidMark2 shall be deemed to have exercised such right in consideration of the reduction of the MidMark2/XQPLC Debt by $2,400.00.

            (c) MidMark2 shall be deemed to have purchased and the Company shall be deemed to have sold to MidMark shares of Series D Convertible Preferred Shares in consideration of the contribution to the Company of the MidMark2/Vertex Debt, the MidMark2/XQPLC Debt (less $2,400) and the MidMark2/XQSI Debt for an aggregate number of shares equal to the amount of such debt divided by 1000 (such amount being the liquidation preference of the Series D Convertible Preferred Shares).

      7. Within ten days following the effectiveness of the foregoing investment restructuring, the Company shall deliver the following:

            (a) A stock certificate evidencing the issuance to MidMark1 of 5,569,980 shares of common stock of the Company as a result of the transaction set forth in Section 6(a), of this agreement, which stock certificate shall be satisfactory in form and substance to MidMark 1.

            (b) A stock certificate evidencing the issuance to MidMark2 of 240,000 shares of common stock of the Company as a result of the transactions set forth in Section 6(b) of this agreement, which stock certificate shall be satisfactory in form and substance to MidMark2.

            (c) A stock certificate evidencing the issuance to MidMark2 of the shares of Series D Convertible Preferred Shares to which it was entitled as result of the transaction set forth in Section 6(c) of this agreement, which stock certificate shall be satisfactory in form and substance to MidMark2.

            (d) Stock certificates evidencing the Series C-1 Convertible Preferred Shares issued as a result of the transaction set forth in
      Section 3 of this agreement, which stock certificates shall be satisfactory in form and substance to New Series C-1 Investors.

      8. On the earlier of December 31, 2004 or the receipt by the Company of a New Jersey state tax refund (the "NJ Refund"), the Company shall, within ten days thereafter, purchase from MidMark2 and MidMark2 shall sell to the Company the number of Series D Convertible Preferred Shares which have an aggregate Liquidation Preference (as defined in the Company's Certificate of Powers, Designations, Preferences and Rights of the Series D Convertible Preferred Stock, par value $.01 per share) equal to $504,712.85 (the "Redemption Price").

      9. Subject to the terms and conditions of this agreement each MidMark and Series C Investor and New Series C-1 Investor (i) agrees that it will not, directly or indirectly, during a period ending at the earlier of (A) one year following the effective date of the "Registration Statement" as that term is defined in the Registration Rights Agreement entered into among the Company and the New Investors simultaneous with the AJW Agreement, and (B) the day the New Investors have received $2,000,000 on account of principal repayments of the AJW Convertible Notes or the sale of share of common stock received by them in connection with the exercise of their conversion rights under the AJW Convertible Notes or the exercise of the AJW Warrants (the "Lock-Up Period"), issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for such Common Stock) or interest therein of the Company or of any of its subsidiaries, and (ii) authorizes the Company during the Lock-Up Period to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Common Stock and any securities convertible into, exercisable for, or exchangeable for Common Stock for which the undersigned is the record holder and, in the case of any such share or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities. Notwithstanding the foregoing: the MidMarks may transfer any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock) to any of its partners or limited partner; provided, however, that in any such case it shall be a condition to the transfer that each transferee execute an agreement stating that the transferee is receiving and holding the shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock) subject to the provisions of this agreement, and there shall be no further transfer of such shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock) except in accordance with this agreement.

      10. If, at any time MidMark or the Series C Investors or the New Series C-1 Investors submits a notice of conversion under their respective holdings of Series C or Series C-1 Convertible Preferred Shares and Series D Convertible Preferred Shares and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions thereof (a "Conversion Default") the Company shall issue all of the shares of Common Stock which are then available to effect such conversion. In addition, the Company shall pay to such MidMark or such Series C or Series C-1 Investor payments ("Conversion Default Payments") for a Conversion Default in the amount of (x) the then outstanding Liquidation Preference under any remaining Series C or Series C-1 Convertible Preferred


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

Shares and Series D Convertible Preferred Shares for which conversion has been requested multiplied by (y) .24, multiplied by (z) (N/365), where N = the number of days from the day the submission of a notice of conversion giving rise to a Conversion Default (the "Conversion Default Date") to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of the remaining Liquidation Preference. The Company shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that a MidMark or Series C Investor or the New Series C-1 Investor notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default. The Company shall send notice to the MidMarks and the Series C Investors or the New Series C-1 Investors of the authorization of additional shares of Common Stock, the Authorization Date and the amount of accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash.

      11. To induce the MidMarks and the Series C Investors or the New Series C-1 Investors to enter into this agreement, the Company, XQPLC and XQSI (each a "Vertex Party"; collectively the "Vertex Parties") make the following representations and warranties:

            (a) On April 28, 2004 the New Investors funded the purchase from the Company of 10% callable secured convertible notes in an aggregate amount of $1,500,000. Attached as Schedule 9(a) is the closing statement reflecting the actual proceeds received by the Company in connection with such purchase.

            (b) The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 9(b) sets forth a list of all of the Subsidiaries of The Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

            (c) (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and thereby and to issue the securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

            (d) As of the date hereof, the authorized capital stock of the Company consists of (i) 75,000,000 shares of Common Stock, of which 50,055,747 shares are issued and outstanding, 8,000,000 shares are reserved for issuance pursuant to the Company's stock option plans, and
      (iii) 2,000,000 shares of preferred stock, of which 1,358,849 shares are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in SEC Documents, as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the securities hereunder. The Company has furnished to the MidMarks true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof ("Articles of Incorporation"), the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

            (e) The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance and, upon conversion of the Notes and exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

            (f) Subject to the Stockholder Approval, the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Notes and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws or
      (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Notes or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Notes and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Notes and the Warrant Shares upon exercise of the Warrants. Subject to shareholder approval, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Over-the-Counter Bulletin Board (the "OTCBB") and does not reasonably anticipate that the Common Stock will be delisted by the OTCBB in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

            (g) The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to the MidMarks true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2003 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

            (h) Since September 30, 2003, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries.

            (i) Except as disclosed in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

            (j) The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 9(i) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 9(i) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

            (k) Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

            (l) Except as set forth on Schedule 9(l), the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on Schedule 9(l), none of the Company's tax returns is presently being audited by any taxing authority.

            (m) Except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            (n) All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the MidMarks in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

            (o) The Company acknowledges and agrees that the MidMarks are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that neither MidMark nor any affiliate of MidMark is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by either of he MidMarks or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the MidMarks' purchase of the Securities. The Company further represents to the MidMarks that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

            (p) The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

            (q) The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since September 30, 2003, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

            (r) Environmental Matters.

                  (i) There are, to the Company's knowledge, with respect to the
            Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                  (ii) Other than those that are or were stored, used or
            disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.

                  (iii) There are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

            (s) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 9(s) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

            (t) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (u) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (v) Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            (w) The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

            (x) The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

      12. To induce the Vertex Parties to enter into this agreement, the MidMarks make the following representations and warranties:

            (a) Each MidMark has full power and authority and has taken all required action necessary to permit it to execute and deliver this agreement, and all other documents or instruments required by this agreement, and to carry out the terms of this agreement and of all such other documents or instruments.

            (b) Each MidMark will be acquiring the Common Stock and Series D Preferred Convertible Shares of the Company for its own account and not with a view to distribution thereof, except for transfers permitted hereunder. Each MidMark understands that the Common Stock and Series D Preferred Convertible Shares of the Company must be held indefinitely unless it is registered under the `33 Act or an exemption from such registration becomes available.

      13. General Terms

            (a) No amendment or modification of this agreement that purports to alter, modify or change the rights, remedies or obligations of any party may be waived, modified or amended without the prior written agreement of such party. No such waiver, modification or amendment of this agreement shall extend to or affect any right or obligation not expressly waived, modified or amended.

            (b) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of telecopy notice, when received, or, in the case of a nationally recognized courier service, one Business Day after delivery to such courier service, addressed to the addresses set forth opposite the signatures of the parties to this agreement.

            (c) No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            (d) Each Vertex Party agrees that it shall (i) pay or reimburse the MidMarks for all their out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this agreement and any documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, (ii) ay or reimburse each MidMark for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this agreement, (iii) pay, indemnify, and hold each MidMark harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this agreement and any such other documents, and (iv) be responsible for the payment of any brokerage or similar fees which may become due as the result of the consummation of the transactions contemplated by this agreement.

            (e) This agreement may be executed by one or more of the parties to this agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            (f) Any provision of this agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            (g) This agreement represents the agreement of the Vertex Parties and the MidMarks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Investors relative to subject matter hereof not expressly set forth or referred to herein.

            (h) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW JERSEY.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Investment Restructure Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


Address for Notice:                          Vertex Interactive, Inc.

Vertex Interactive, Inc.                     By:________________________________
3619 Kennedy Road                               Name:
South Plainfield, New Jersey 07090              Title:
Fax (908) 756-9242


Address for Notice:                          XeQute Solutions, P.L.C.

Vertex Interactive, Inc.                     By:________________________________
3619 Kennedy Road                               Name:
South Plainfield, New Jersey 07090              Title:
Fax (908) 756-9242


Address for Notice:                          XeQute Solutions, Inc.

Vertex Interactive, Inc.                     By:________________________________
3619 Kennedy Road                               Name:
South Plainfield, New Jersey 07090              Title:
Fax (908) 756-9242


Address for Notice:                          MidMark Capital, L.P.
MidMark Capital, L.P.                        by MidMark Associates, Inc., its
177 Madison Avenue                           general partner
Morristown, NJ 07960
Fax (973) 971-9963                           By:________________________________
                                                Name:
                                                Title:


Address for Notice:                          MidMark Capital II, L.P.
MidMark Capital II, L.P.                     by MidMark Associates II, LLC
177 Madison Avenue                           its general partner
Morristown, NJ 07960
Fax (973) 971-9963                           By:________________________________
                                                Name:
                                                Title:


Address for Notice:                          PainWebber Custodian
c/o MidMark Investments, Inc.                f/b/o Wayne Lyle Clevenger
177 Madison Avenue
Morristown, NJ 07960                         By:________________________________
Fax (973) 971-9963                              Name:
                                                Title:

Address for Notice:                          O'Brien Limited Partnership
c/o MidMark Investments, Inc.                by Denis Newman, general partner
177 Madison Avenue
Morristown, NJ 07960                         By:________________________________
Fax (973) 971-9963                                 Denis Newman


Address for Notice:
c/o MidMark Investments, Inc.
177 Madison Avenue                           ___________________________________
Morristown, NJ 07960                         Joseph R. Robinson
Fax (973) 971-9963


Address for Notice:                          Matthew Finlay/Teresa Finlay as
c/o MidMark Investments, Inc.                joint tenants
177 Madison Avenue
Morristown, NJ 07960                         ___________________________________
Fax (973) 971-9963                           Matthew Finlay

                                             ___________________________________
                                             Teresa Finlay

                                   Exhibit 1A

                          REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of May 2004, by and among Vertex Interactive, Inc., a New Jersey corporation with its headquarters located at 3619 Kennedy Road, South Plainfield, New Jersey 07080 (the "Company"), and each of the undersigned (together with their respective affiliates and any assignee or transferee of all of their respective rights hereunder, the "Investors").

      WHEREAS:

      In connection with and in consideration of the Investment Restructuring Agreement by and among the parties hereto of even date herewith (the "IRA"), the Company has agreed, upon the terms and subject to the conditions contained therein, to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors hereby agree as follows:

            1. DEFINITIONS.

                  a. As used in this Agreement, the following terms shall have the following meanings:

                        (i) "Investors" means MidMarks and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

                        (ii) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                        (iii) "Registrable Securities" means issued shares of Common Stock or shares of Common Stock which would be issued upon conversion of Series C-1 Convertible Preferred Shares or Series D Convertible Preferred Shares pursuant to the IRA, and any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing.

                        (iv) "Registration Statement" means a registration statement of the Company under the 1933 Act.

                  b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the IRA and the Certificate of Powers, Designations, Preferences and Rights of the Series C-1 and Series D Convertible Preferred Stock, and amendments thereto. Series C-1 and Series D Convertible Preferred Stock are sometimes referred to herein collectively as the "Preferred Shares".

            2. REGISTRATION.

                  a. Mandatory Registration. The Company shall prepare, and, on or prior to forty-five (45) days from April 28, 2004 (the "Filing Date"), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, covering the resale of the Registrable Securities, which Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of Common Stock initially included in such Registration Statement shall be no less than an amount equal to two (2) times the sum of a) the number of Common Shares that are then issuable upon conversion of the Preferred Shares (based on the Variable Conversion Price as would then be in effect and assuming the Variable Conversion Price is the Conversion Price at such time), without regard to any limitation on the Investor's ability to convert the Preferred Shares and b) the remaining Registrable Securities not related to the Preferred Shares.. The Company acknowledges that the number of shares initially included in the Registration Statement represents a good faith estimate of the maximum number of shares issuable under the terms of the IRA.

                  b. Intentionally omitted.

                  c. Payments by the Company. The Company shall use its best efforts to obtain effectiveness of the Registration Statement as soon as practicable. If (i) the Registration Statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not filed by the Filing Date or declared effective by the SEC on or prior to one hundred (100) days from April 28, 2004, or (ii) after the Registration Statement has been declared effective by the SEC, sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement, or
(iii) the Common Stock is not listed or included for quotation on the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") after being so listed or included for quotation, or (iv) the Common Stock ceases to be traded on the Over-the-Counter Bulletin Board (the "OTCBB") or any equivalent replacement exchange prior to being listed or included for quotation on one of the aforementioned markets, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2(c) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each holder of the Preferred Shares an amount equal to the Liquidation Preference (and, in the case of holders of Registrable Securities from conversion of the Preferred Shares, to the Liquidation Preference from which such Registrable Securities were converted) ("Outstanding Liquidation Amount"), multiplied by the Applicable Percentage (as defined below) times the sum of: (i) the number of months (prorated for partial months) after the Filing Date or the end of the aforementioned one hundred (100) day period and prior to the date the

Registration Statement is declared effective by the SEC, provided, however, that there shall be excluded from such period any delays which are solely attributable to changes required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution, or to the failure of the Investors to conduct their review of the Registration Statement pursuant to
Section 3(h) below in a reasonably prompt manner; (ii) the number of months (prorated for partial months) that sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective, subject to any share lockup agreement, (including, without limitation, when sales cannot be made by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of this Agreement, but excluding any days during an Allowed Delay (as defined in Section 3(f)); and (iii) the number of months (prorated for partial months) that the Common Stock is not listed or included for quotation on the OTCBB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX or that trading thereon is halted after the Registration Statement has been declared effective. The term "Applicable Percentage" means two hundredths (.02). (For example, if the Registration Statement becomes effective one (1) month after the end of such one hundred (100) day period, the Company would pay $5,000 for each $250,000 of Outstanding Liquidation Amount. If thereafter, sales could not be made pursuant to the Registration Statement for an additional period of one (1) month, the Company would pay an additional $5,000 for each $250,000 of Outstanding Liquidation Amount.) Such amounts shall be paid in cash or, at the Company's option, in shares of Common Stock priced at the Conversion Price (as defined in the Preferred Shares) on such payment date.

                  d. Piggy-Back Registrations. Subject to the last sentence of this Section 2(d), if at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide, employee benefit plans), the Company shall send to each Investor who is entitled to registration rights under this Section 2(d) written notice of such determination and, if within fifteen (15) days after the effective date of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(d) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(d) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. Notwithstanding anything to the contrary set forth herein, the registration rights of the Investors pursuant to this Section 2(d) shall only be available in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of any Registration Statement to be filed pursuant to
Section 2(a) in accordance with the terms of this Agreement.

                  e. Eligibility for Form S-3, SB-2 or S-1; Conversion to Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3, SB-2 or S-1 for registration of the sale by the Investors of the Registrable Securities. The Company agrees to file all reports required to be filed by the Company with the SEC in a timely manner so as to remain eligible or become eligible, as the case may be, and thereafter to maintain its eligibility, for the use of Form S-3. If the Company is not currently eligible to use Form S-3, not later than five (5) business days after the Company first meets the registration eligibility and transaction requirements for the use of Form S-3 (or any successor form) for registration of the offer and sale by the Investors of Registrable Securities, the Company shall file a Registration Statement on Form S-3 (or such successor form) with respect to the Registrable Securities covered by the Registration Statement on Form SB-2 or Form S-1, whichever is applicable, filed pursuant to Section 2(a) (and include in such Registration Statement on Form S-3 the information required by Rule 429 under the 1933 Act) or convert the Registration Statement on Form SB-2 or Form S-1, whichever is applicable, filed pursuant to Section 2(a) to a Form S-3 pursuant to Rule 429 under the 1933 Act and cause such Registration Statement (or such amendment) to be declared effective no later than forty-five (45) days after filing. In the event of a breach by the Company of the provisions of this
Section 2(e), the Company will be required to make payments pursuant to Section 2(c) hereof.

            3. OBLIGATIONS OF THE COMPANY.

      In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

                  a. The Company shall prepare promptly, and file with the SEC not later than the Filing Date, a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing but in no event later than one hundred (100) days from April 28, 2004, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Investors) may be immediately sold to the public without registration or restriction (including, without limitation, as to volume by each holder thereof) under the 1933 Act (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

                  b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectus used in connection with the Registration Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statements. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued, or issuable upon conversion of the Preferred Shares, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within fifteen (15) days after the necessity therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event within thirty (30) days after the date on which the Company reasonably first determines (or reasonably should have determined) the need therefor. The provisions of Section 2(c) above shall be applicable with respect to such obligation, with the one hundred (100) days running from the day the Company reasonably first determines (or reasonably should have determined) the need therefor.

                  c. The Company shall furnish to each Investor whose Registrable Securities are included in a Registration Statement and its legal counsel (i) promptly (but in no event more than two (2) business days) after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) promptly (but in no event more than two
(2) business days) after the Registration Statement is declared effective by the SEC, such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the

Registrable Securities owned by such Investor. The Company will immediately notify each Investor by facsimile of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly (but in no event more than five (5) business days) respond to any and all comments received from the SEC (which comments shall promptly be made available to the Investors upon request), with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable, shall promptly file an acceleration request as soon as practicable (but in no event more than two (2) business days) following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review and shall promptly file with the SEC a final prospectus as soon as practicable (but in no event more than two (2) business days) following receipt by the Company from the SEC of an order declaring the Registration Statement effective. In the event of a breach by the Company of the provisions of this
Section 3(c), the Company will be required to make payments pursuant to Section 2(c) hereof.

                  d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.

                  e. Intentionally omitted.

                  f. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request; provided that, for not more than ten (10) consecutive trading days (or a total of not more than twenty (20) trading days in any twelve
(12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, further, that the Company shall promptly (i) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the Investors in writing to cease all sales under such Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3(f) with respect to the information giving rise thereto.

                  g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

                  h. The Company shall permit a single firm of counsel designated by the Investors to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel. The sections of such Registration Statement covering information with respect to the Investors, the Investor's beneficial ownership of securities of the Company or the Investors intended method of disposition of Registrable Securities shall conform to the information provided to the Company by each of the Investors.

                  i. The Company shall make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

                  j. At the request of any Investor, the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with any Registration Statement or, if such securities are not being sold by an underwriter, on the date of effectiveness thereof (i) an opinion, dated as of such date, from counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters, if any, and the Investors and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Investors.

                  k. The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company, including without limitation, records of conversions by other holders of convertible securities issued by the Company and the issuance of stock to such holders pursuant to the conversions (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the

Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

                  l. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  m. The Company shall (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on Nasdaq or, if not eligible for Nasdaq, on Nasdaq SmallCap or, if not eligible for Nasdaq or Nasdaq SmallCap, on the OTCBB and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

                  n. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

                  o. The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request.

                  p. At the request of the holders of a majority-in-interest of the Registrable Securities, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

                  q. From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under
Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the holders of a majority-in-interest of the Registrable Securities.

                  r. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

            4. OBLIGATIONS OF THE INVESTORS.

      In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

                  a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least three (3) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor.

                  b. Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statements hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statements.

                  c. In the event Investors holding a majority-in-interest of the Registrable Securities being registered (with the approval of the Initial Investors) determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

                  d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  e. No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

            5. EXPENSES OF REGISTRATION.

      All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel selected by the Investors pursuant to Sections 2(b) and 3(h) hereof shall be borne by the Company.

            6. INDEMNIFICATION.

      In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, (ii) the directors, officers, partners, employees, agents and each person who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any, (iii) any underwriter (as defined in the 1933 Act) for the Investors, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or
(iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in
Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and
(iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                  b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other shareholder selling securities pursuant to the

Registration Statement or any of its directors or officers or any person who controls such shareholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by such Investor, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to
Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                  c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of a majority-in-interest of the Investors), if the Investors are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the

Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

            7. CONTRIBUTION.

      To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii)contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

            8. REPORTS UNDER THE 1934 ACT.

      With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                  a. make and keep public information available, as those terms are understood and defined in Rule 144;

                  b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                  c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

            9. ASSIGNMENT OF REGISTRATION RIGHTS.

      The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if:
(i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned,
(iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, and (vi) such transferee shall be an "accredited investor" as that term defined in Rule 501 of Regulation D promulgated under the 1933 Act.

            10. AMENDMENT OF REGISTRATION RIGHTS.

      Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Investors who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

            11. MISCELLANEOUS.

                  a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  b. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                  Vertex Interactive, Inc.
                  3619 Kennedy Road
                  South Plainfield, NJ 07080
                  Attention: Chief Executive Officer
                  Telephone: (908) 756-2000
                  Facsimile: (908) 756-2332

                  With a copy to:

                  Law Office of Jeffrey D. Marks PC
                  415 Clifton Avenue
                  Clifton, New Jersey 07045
                  Attention: Jeffrey Marks
                  Telephone: (973) 253-8855
                  Facsimile: (973) 253-8858

If to an Investor to the address set forth on the signature pages to this Agreement.

                  With a copy to:

                  McCarter & English, LLP
                  Four Gateway Center
                  100 Mulberry Street
                  Newark, NJ 07102-4096
                  Attention: David F. Broderick, Esq.
                  Telephone: (973) 622-4444
                  Facsimile: (973) 624-7070

                  c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  d. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

                  e. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                  f. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                  g. Subject to the requirements of Section 9 hereof, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

                  h. The headings in this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

                  i. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  j. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  k. Except as otherwise provided herein, all consents and other determinations to be made by the Investors pursuant to this Agreement shall be made by Investors holding a majority of the Registrable Securities, determined as if the all of the Preferred Shares then outstanding have been converted into Registrable Securities.

                  l. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Investor by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions under this Agreement, that each Investor shall be entitled, in addition to all other available remedies in law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

                  m. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Company and the undersigned Investors have caused this Agreement to be duly executed as of the date first above written.

VERTEX INTERACTIVE, INC.


_______________________________

Nicholas R.H. Toms
Chief Executive Officer


Address for Notice:                        MidMark Capital, L.P.
MidMark Capital, L.P.                      by MidMark Associates, Inc., its
177 Madison Avenue                         general partner
Morristown, NJ 07960
Fax (973) 971-9963                         By:__________________________________
                                              Name:
                                              Title:


Address for Notice:                        MidMark Capital II, L.P.
MidMark Capital II, L.P.                   by MidMark Associates II, LLC
177 Madison Avenue                         its general partner
Morristown, NJ 07960
Fax (973) 971-9963                         By:__________________________________
                                              Name:
                                              Title:

Address for Notice:                        PainWebber Custodian
c/o MidMark Investments, Inc.              f/b/o Wayne Lyle Clevenger
177 Madison Avenue
Morristown, NJ 07960                       By:__________________________________
Fax (973) 971-9963                            Name:
                                              Title:


Address for Notice:                        O'Brien Limited Partnership
c/o MidMark Investments, Inc.              by Denis Newman, general partner
177 Madison Avenue
Morristown, NJ 07960                       By:__________________________________
Fax (973) 971-9963                            Denis Newman


Address for Notice:
c/o MidMark Investments, Inc.              _____________________________________
177 Madison Avenue                         Joseph R. Robinson
Morristown, NJ 07960
Fax (973) 971-9963


Address for Notice:                        Matthew Finlay/Teresa Finlay as joint
c/o MidMark Investments, Inc.              tenants
177 Madison Avenue
Morristown, NJ 07960                       _____________________________________
Fax (973) 971-9963                         Matthew Finlay

                                           _____________________________________
                                           Teresa Finlay

                                   Exhibit 1B

                     Agreement Waiving Anti-dilution Rights

      This is an agreement dated June 4, 2004 by AJW Partners, LLC; AJW Offshore, Ltd.; AJW Qualified Partners, LLC; and New Millennium Capital Partners II, LLC (collectively, the "Purchasers") in favor of Vertex Interactive, Inc. (the "Company"), MidMark Capital, L.P. ("MidMark1") and MidMark Capital II, L.P. ("MidMark2"; collectively with MidMark1, the "MidMarks") and others.

      The Purchasers are party to that certain Securities Purchase Agreement dated as of April 28, 2004 (the "SPA") among the Purchasers and the Company pursuant to which the Company issued and sold the Purchasers certain Stock Purchase Warrants (the "Warrants") and Callable Secured Convertible Notes (the "Notes") to the Purchasers. The Warrants and Notes each have certain anti-dilution and similar rights such that the number of common shares of the Company which the Purchasers have a right to receive under the Warrants and Notes is increased upon the occurrence of certain events.

      In connection with the issuance of the Notes and Warrants under the SPA, the Company has requested that the MidMarks restructure their loans and other investments in the Company and its subsidiaries under the terms of an Investment Restructuring Agreement of even date (the "IRA"). Under the terms of the IRA among other things, the MidMarks will exercise certain warrants to purchase common shares of the Company, the Company will amend the conversion rights under its existing Series C Preferred Shares and the Company will issue and the MidMarks will accept in satisfaction of its certain of its loans new shares of Series D Preferred Shares with a right to convert into common shares of the Company.

      As a condition to the effectiveness of the IRA, the MidMarks have required that the anti-dilution rights under the Warrants and Notes which might otherwise be triggered by reason of the transactions contemplated by the IRA or the subsequent exercise of any conversion rights under any shares received under the IRA be waived.

      Now, therefore, the undersigned agree as follows:

      1. Each of the undersigned represent and warrant that they are the current owners of the Notes and Warrants as issued to them under the SPA by the Company.

      2. Each of the undersigned hereby waive any anti-dilution or similar rights to require the Company to issue more or additional shares of common stock of the Company under the Warrants or Notes as a result of the transactions occurring under the IRA or the subsequent exercise of any conversion rights under the Series C Preferred Shares or Series D Preferred Shares. The rights hereby waived include the right to an adjustment to the "Fixed Conversion Price" under Section 1.6(d) of the Note or an adjustment to the "Exercise Price" under
Section 4 of the Warrant.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement Waiving Anti-dilution Rights to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


AJW PARTNERS, LLC
By: SMS Group, LLC

By:_____________________________________
   Corey S. Ribotsky
   Manager


AJW OFFSHORE, LTD.
By: First Street Manager II, LLC

By:_____________________________________
   Corey S. Ribotsky
   Manager


AJW QUALIFIED PARTNERS, LLC
By: AJW Manager, LLC

By:_____________________________________
   Corey S. Ribotsky
   Manager


NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By: First Street Manager II, LLC

By:_____________________________________
   Corey S. Ribotsky
   Manager


VERTEX INTERACTIVE, INC.

By:_____________________________________
   Nicholas Toms
   President

                                   Exhibit 2A

                            VERTEX INTERACTIVE, INC.

                    CERTIFICATE OF THE POWERS, DESIGNATIONS,

                            PREFERENCES AND RIGHTS OF

                   THE SERIES C-1 CONVERTIBLE PREFERRED STOCK,

                            PAR VALUE $.01 PER SHARE

            Pursuant to Section 14A:7-2, Corporations, General, of the New Jersey Statutes,

            The undersigned, Nicholas Toms, Chief Executive Officer of Vertex Interactive, Inc., a New Jersey corporation (the "Corporation"), DOES HEREBY CERTIFY that the following resolution, creating a series of 10,000 shares of Preferred Stock was duly adopted by the Board of Directors, on May 26, 2004:

            WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of Preferred Stock, par value $.01 per share, of the Corporation, in one or more classes or series with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors; and

            WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series.

            NOW, THEREFORE, BE IT RESOLVED:

            1. Designation and Number of Shares. There shall be hereby created and established a series of Preferred Stock designated as "Series C-1 Convertible Preferred Stock" (the "Series C-1 Preferred Stock"). The authorized number of shares of Series C-1 Preferred Stock shall be 10,000. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in
Section 9 below.

            2. Rank.

                  (a) The Series C-1 Preferred Stock shall with respect to distributions of assets and rights upon the occurrence of a Liquidation rank (i) senior to all classes of common stock of the Corporation (including, without limitation, the Common Stock, par value $.005 per share (the "Common Stock"), of the Corporation), (ii) senior to each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series C-1 Preferred Stock (the "Junior Stock") and (iii) pari passu with the Series B Convertible Preferred Stock, par value $.01 per share, of the Corporation.

                  (b) Notwithstanding anything to the contrary contained in the Certificate of Incorporation of the Corporation, the vote of the holders of a majority of the Series C-1 Preferred Stock shall be a prerequisite to the designation or issuance of any shares of Capital Stock ranking senior to the Series C-1 Preferred Stock in the event of a Liquidation.

            3. Dividends. The holders of shares of Series C-1 Preferred Stock shall not be entitled to receive any dividends except in accordance with this
Section 3. If the Corporation declares and pays cash dividends or distributions on the Common Stock, then, in that event, the holders of shares of Series C-1 Preferred Stock shall be entitled to share in such dividends or distributions on a pro rata basis, as if their shares had been converted into shares of Common Stock pursuant to Section 7(a) immediately prior to the record date for determining the stockholders of the Corporation eligible to receive such dividends or distributions.

            4. Liquidation Preference.

                  (a) Priority Payment. Upon the occurrence of a Liquidation, the holders of shares of Series C-1 Preferred Stock shall be entitled to be paid for each share of Series C-1 Preferred Stock held thereby, out of, but only to the extent of, the assets of the Corporation legally available for distribution to its stockholders, an amount equal to $1000 (as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series C-1 Preferred Stock, the "Liquidation Preference") plus, as provided in Section 3 above, all accrued and unpaid dividends, if any, with respect to each share of Series C-1 Preferred Stock, before any payment or distribution is made to any Junior Stock. If the assets of the Corporation available for distribution to the holders of Series C-1 Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series C-1 Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

                  (b) No Additional Payment. After the holders of all shares of Series C-1 Preferred Stock shall have been paid in full the amounts to which they are entitled in paragraph 4(a), the shares of Series C-1 Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of Junior Stock.

                  (c) Notice. Written notice of a Liquidation stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of the Series C-1 Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                  (d) Option. At the election of the holders of two-thirds (2/3) of the Series C-1 Preferred Stock, a Sale Transaction shall be deemed to be a Liquidation pursuant to this Section 4. Any securities of the surviving Person to be delivered to the holders of shares of Series C-1 Preferred Stock pursuant to this Section 4(d) shall be valued as follows:

                        (i) With respect to securities that do not constitute
            "restricted securities," as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, the value shall be deemed to be the Current Market Price of such securities as of three (3) days prior to the date of distribution.

                        (ii) With respect to securities that constitute
            "restricted securities," as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, and that are of the same class or series as securities that are publicly traded, the value shall be adjusted to make an appropriate discount from the value as set forth above in clause (i) to reflect the appropriate fair market value thereof, as mutually determined by the Board of Directors and the holders of a majority of the shares of Series C-1 Preferred Stock, or if there is no active public market with respect to such class or series of securities, such securities shall be valued in accordance with clause (i) above, giving appropriate weight, if any, to such restriction as mutually determined by the Board of Directors and the holders of a majority of the shares of Series C-1 Preferred Stock, or if the Board of Directors and the holders of a majority of the shares of Series C-1 Preferred Stock shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series C-1 Preferred Stock.

            5. Redemption. The shares of Series C-1 Preferred Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

            6. Voting Rights; Election of Director.

                  In addition to any voting rights provided by law, the holders of shares of Series C-1 Preferred Stock shall have the following rights:

                  (a) Until such time as a sufficient number of shares of Common Stock are duly authorized and reserved by the Corporation in satisfaction of the conversion rights set forth in this Section 7, each share of Series C-1 Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series C-1 Preferred Stock shall entitle the holder thereof to cast 100,000 votes per share. At such time as a sufficient number of shares of Common Stock are duly authorized and reserved by the Corporation in satisfaction of the conversion rights set forth in this Section 7, and for as long as the Series C-1 Preferred Stock is outstanding thereafter, each share of Series C-1 Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted his shares of Series C-1 Preferred Stock into Common Stock pursuant to
Section 7(a) on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

                  (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 51% of the outstanding shares of Series C-1 Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to authorize, adopt or approve an amendment to the Certificate of Incorporation that would increase or decrease the par value of the shares of Series C-1 Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series C-1 Preferred Stock, or otherwise affect the rights of the shares of Series C-1 Preferred Stock adversely, including, without limitation, the liquidation preference provisions.

            7. Conversion.

                  (a) Optional Conversion. Any holder of Series C-1 Preferred Stock shall have the right, at its option, at any time subsequent to the date on which a sufficient number of shares of Common Stock are duly authorized and reserved by the Corporation in satisfaction of the conversion rights set forth in this Section 7, and from time to time thereafter, to convert, subject to the terms and provisions of this Section 7, any or all of such holder's shares of Series C-1 Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series C-1 Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the conversion price(as defined hereinbelow), subject to adjustment as provided in Section 7(c). Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Series C-1 Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Corporation as the

Corporation may designate by notice in writing to the holders of Series C-1 Preferred Stock), accompanied by written notice that the holder elects to convert such shares of Series C-1 Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(h). All certificates representing shares of Series C-1 Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it. As promptly as practicable after the surrender of any shares of Series C-1 Preferred Stock, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares are entitled to be converted and, to the extent funds are legally available therefor, an amount equal to the accrued and unpaid dividends payable with respect to such shares in accordance with Section 3 above. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such Person.

                  (a)(i) The Conversion Price shall be the lesser of (i) the Variable Conversion Price (as defined herein) and (ii) the Fixed Conversion Price (as defined herein) (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings relating to the Corporation's securities or the securities of any subsidiary of the Corporation, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean the Applicable Percentage (as defined herein) multiplied by the Market Price (as defined herein). "Market Price" means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending one Trading Day prior to the date notice of conversion is sent to the Corporation (the "Conversion Date"). "Trading Price" means, for any security as of any date, the intraday trading price on the Over-the-Counter Bulletin Board (the "OTCBB") as reported by a reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority in interest of the Series C-1 Preferred Stock. If the OTCBB is not the principal trading market for such security, the intraday trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no intraday trading price of such security is available in any of the foregoing manners, the average of the intraday trading prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority in interest of the Series C-1 Preferred Stock being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Series C-1 Preferred Stock. "Trading Day" shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. "Applicable Percentage" shall mean 60.0%. The "Fixed Conversion Price" shall mean $.30.

                  (a)(ii) Notwithstanding anything to the contrary, in the event the Corporation (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for a conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this Section 7(a)(i). For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section to become operative.

                  (b) Termination of Rights. On the date of such optional conversion pursuant to Section 7(a) above, all rights with respect to the shares of Series C-1 Preferred Stock so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series C-1 Preferred Stock have been converted, (ii) the payment of dividends, if any, pursuant to Section 3 above and (iii) exercise the rights to which they are entitled as holders of Common Stock.

                  (c) Antidilution Adjustments. The Conversion Price, and the number and type of securities to be received upon conversion of the Series C-1 Preferred Stock, shall be subject to adjustment as follows:

                        (i) Dividend, Subdivision, Combination or
            Reclassification of Common Stock. In the event that the Corporation shall at any time or from time to time, prior to conversion of the Series C-1 Preferred Stock (w) pay a dividend or make a distribution (other than a dividend or distribution in which holders of shares of Series C-1 Preferred Stock participate, in the manner provided in
            Section 3) on the outstanding shares of Common Stock payable in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 7(c)), then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series C-1 Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series C-1 Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(c)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                        (ii) Issuance of Common Stock or Common Stock Equivalent
            below Conversion Price.

            (a) If the Corporation shall at any time or from time to time prior to conversion of shares of Series C-1 Preferred Stock, issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share of Common Stock that is less than the Conversion Price then in effect as of the record date or Issue Date (as defined below), as the case may be (the "Relevant Date") (treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (A) issuances or sales for which an adjustment is made pursuant to another clause of this Section 7(c) and (B) issuances in connection with an Excluded Transaction, then, and in each such case, the Conversion Price then in effect shall be adjusted by multiplying the Conversion Price in effect on the day immediately prior to the Relevant Date by a fraction (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Price on the Relevant Date (or, in the case of Common Stock Equivalents, the number of shares of Common Stock which the aggregate consideration received by the Corporation upon the issuance of such Common Stock Equivalents and receivable by the Corporation upon the conversion, exchange or exercise of such Common Stock Equivalents would purchase at the Conversion Price on the Relevant Date) and (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of additional shares of Common Stock issued or to be issued (or, in the case of Common Stock Equivalents, the maximum number of shares of Common Stock into which such Common Stock Equivalents initially may convert, exchange or be exercised).

            (b) Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Corporation, as such, to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the date (the "Issue Date") of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 7(c)(ii) shall only be made upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.

            (c) In case at any time any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any shares of Common Stock or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any Common Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith, as determined mutually by the Board of Directors and the holders of a majority of the shares of Series C-1 Preferred Stock or, if the Board of Directors and the holders of a majority of the shares of Series C-1 Preferred Stock shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series C-1 Preferred Stock.

            (d) If any Common Stock Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 7(c)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (A) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (B) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (C) treat any of such Common Stock Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

                        (iii) Certain Distributions. In case the Corporation
            shall at any time or from time to time, prior to conversion of the Series C-1 Preferred Stock, distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions in which holders of shares of Series C-1 Preferred Stock participate, in the manner provided in Section 3, and dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this
            Section 7(c) and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase of any of the foregoing, then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); provided, however, that no adjustment shall be made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series C-1 Preferred Stock would otherwise be entitled to receive such rights or warrants upon conversion at any time of shares of Series C-1 Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                        (iv) Other Changes. In case the Corporation at any time
            or from time to time, prior to the conversion of the Series C-1 Preferred Stock, shall take any action affecting its Common Stock having an effect similar to any of the actions described in any of Sections 7(c)(i), (ii) or (iii) above or Section 7(f) (but not including any action described in any such Section) and the Board of

            Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series C-1 Preferred Stock).

                        (v) No Adjustment. Notwithstanding anything herein to
            the contrary, no adjustment under this Section 7(c) need be made to the Conversion Price if the Corporation receives written notice from holders of a majority of the outstanding shares of Series C-1 Preferred Stock that no such adjustment is required.

                  (d) Abandonment. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price shall be required by reason of the taking of such record.

                  (e) Certificate as to Adjustments. Upon any adjustment in the Conversion Price, the Corporation shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to each registered holder of Series C-1 Preferred Stock a certificate, signed by the Chief Financial Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

                  (f) Reorganization, Reclassification. In case of any merger or consolidation of the Corporation or any capital reorganization, reclassification or sale of all or substantially all of the assets of the Corporation or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a "Transaction"), each holder of shares of Series C-1 Preferred Stock shall be entitled to receive, upon conversion of the Series C-1 Preferred Stock, the number of shares of Capital Stock, other security or other consideration or property to which the holder of the number of shares of Common Stock deliverable upon such conversion is entitled to receive upon the consummation of such Transaction had such conversion occurred prior to such Transaction.

                  (g) Notices. In case at any time or from time to time:

                        (i) the Corporation shall declare a dividend (or any
            other distribution) on its shares of Common Stock;

                        (ii) the Corporation shall authorize the granting to the
            holders of its Common Stock rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights or warrants; or

                        (iii) there shall be any Transaction;

then the Corporation shall mail to each holder of shares of Series C-1 Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of Capital Stock or other securities or property or cash deliverable upon such Transaction.

                  (h) Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series C-1 Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series C-1 Preferred Stock, and shall take all action to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series C-1 Preferred Stock; provided that the holders of shares of Series C-1 Preferred Stock vote such shares in favor of any such action that requires a vote of stockholders.

                  (i) No Conversion Tax or Charge. The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series C-1 Preferred Stock shall be made without charge to the converting holder of shares of Series C-1 Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series C-1 Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series C-1 Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

            8. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

            9. Definitions. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

            "Affiliate" means any person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

            "Board of Directors" means the Board of Directors of the Corporation.

            "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York or the State of New Jersey are authorized or required by law or executive order to close.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

            "Commission" means the United States Securities and Exchange Commission.

            "Common Stock" shall have the meaning ascribed to it in Section 2(a) hereof.

            "Common Stock Equivalent" shall mean any security or obligation which is by its terms convertible or exchangeable into shares of Common Stock or another Common Stock Equivalent, and any option, warrant or other subscription or purchase right with respect to Common Stock.

            "Conversion Price" shall have the meaning ascribed to it in Section 7(a) hereof.

            "Corporation" shall have the meaning ascribed to it in the first paragraph of this Certificate of Designation.

            "Current Market Price" per share shall mean, as of the date of determination, (a) the average of the daily Market Price under clause (a), (b) or (c) of the definition thereof of the Common Stock during the immediately preceding thirty (30) trading days ending on such date, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then the Market Price under clause (d) of the definition thereof on such date.

            "Excluded Transaction" means (a) any issuance of up to an aggregate of 4,000,000 shares of restricted stock or options to purchase shares of Common Stock (subject to adjustment in the event of stock splits, combinations or similar occurrences) that have a purchase price or exercise price, as the case may be, that is not less than the fair market value of the Common Stock on the grant date thereof to employees, officers or directors of the Corporation pursuant to a stock option plan or other employee benefit arrangement approved by the Board of Directors, (b) any issuance of Common Stock (i) upon the conversion of shares of Series C-1 Preferred Stock, (ii) as a dividend on shares of Series C-1 Preferred Stock or (iii) upon conversion or exercise of any Common Stock Equivalents and (c) any issuance of shares of Common Stock for an aggregate consideration of up to $5,000,000 at a price per share of not less than $0.714 (subject to adjustment in the event of stock splits, combinations or similar occurrences).

            "Issue Date" shall have the meaning set forth in Section 7(c)(ii) hereof.

            "Junior Stock" shall have the meaning ascribed to it in Section 2(a) hereof.

            "Liquidation" shall mean the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation.

            "Liquidation Preference" shall have the meaning ascribed to it in
Section 4(a) hereof.

            "Market Price" shall mean, as of the date of determination, (a) if the Common Stock is listed on a national securities exchange, the closing price per share of Common Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not designated as a national market system security by the National Association of Securities Dealers, Inc., the average of the reported closing bid and asked prices of the Common Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors. Any determination of the Market Price by an appraiser shall be based on a valuation of the Corporation as an entirety without regard to any discount for minority interests or disparate voting rights among classes of Capital Stock.

            "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

            "Relevant Date" shall have the meaning set forth in Section 7(c)(ii) hereof.

            "Sale Transaction" shall mean (a) (i) the merger or consolidation of the Corporation into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Corporation or (iii) the completion of a tender offer by an unaffiliated party for at least a majority of the outstanding shares of capital stock of the Company if, in the case of (i) or
(ii), the stockholders of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person or
(b) the voluntary sale, conveyance, exchange or transfer to another Person of
(i) the voting Capital Stock of the Corporation if, after such sale, conveyance, exchange or transfer, the stockholders of the Corporation prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Corporation or (ii) all or substantially all of the assets of the Corporation; provided, that the transactions contemplated by that certain Stock Purchase Agreement, dated as of August 23, 2001, by and among Vertex Interactive, Inc., Plus Integration Supply Chain Solutions B.V., Stichting WPM Plus and the shareholders of Plus Integration Supply Chain Solutions B.V. shall not constitute a "Sale Transaction."

            "Series C-1 Preferred Stock" shall have the meaning ascribed to it in Section 1 hereof.

            "Transaction" shall have the meaning ascribed to it in Section 7(f) hereof.

            IN WITNESS WHEREOF, the undersigned has executed and subscribed this certificate this 26th day of May 2004.


                                               _________________________________
                                               Chief Executive Officer

                                   Exhibit 2B

                            VERTEX INTERACTIVE, INC.

                    CERTIFICATE OF THE POWERS, DESIGNATIONS,

                            PREFERENCES AND RIGHTS OF

                    THE SERIES D CONVERTIBLE PREFERRED STOCK,

                            PAR VALUE $.01 PER SHARE

            Pursuant to Section 14A:7-2, Corporations, General, of the New Jersey Statutes,

            The undersigned, Nicholas Toms, Chief Executive Officer of Vertex Interactive, Inc., a New Jersey corporation (the "Corporation"), DOES HEREBY CERTIFY that the following resolution, creating a series of 10,000 shares of Preferred Stock was duly adopted by the Board of Directors, on May 26, 2004:

            WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of Preferred Stock, par value $.01 per share, of the Corporation, in one or more classes or series with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors; and

            WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series.

            NOW, THEREFORE, BE IT RESOLVED:

            1. Designation and Number of Shares. There shall be hereby created and established a series of Preferred Stock designated as "Series D Convertible Preferred Stock" (the "Series D Preferred Stock"). The authorized number of shares of Series D Preferred Stock shall be 10,000. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 9 below.

            2. Rank.

                  (a) The Series D Preferred Stock shall with respect to distributions of assets and rights upon the occurrence of a Liquidation rank (i) senior to all classes of common stock of the Corporation (including, without limitation, the Common Stock, par value $.005 per share (the "Common Stock"), of the Corporation), and (ii) senior to each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series D Preferred Stock (the "Junior Stock").

                  (b) Notwithstanding anything to the contrary contained in the Certificate of Incorporation of the Corporation, the vote of the holders of a majority of the Series D Preferred Stock shall be a prerequisite to the designation or issuance of any shares of Capital Stock ranking senior to the Series D Preferred Stock in the event of a Liquidation.

            3. Dividends. The holders of shares of Series D Preferred Stock shall be entitled to receive dividends in the sum of 10% per annum on the Liquidation Preference as defined below. Dividends shall be paid semi-annually. If the Corporation declares and pays cash dividends or distributions on the Common Stock, then, in that event, the holders of shares of Series D Preferred Stock shall be entitled to share in such dividends or distributions on a pro rata basis, as if their shares had been converted into shares of Common Stock pursuant to Section 7(a) immediately prior to the record date for determining the stockholders of the Corporation eligible to receive such dividends or distributions.

            4. Liquidation Preference.

                  (a) Priority Payment. Upon the occurrence of a Liquidation, the holders of shares of Series D Preferred Stock shall be entitled to be paid for each share of Series D Preferred Stock held thereby, out of, but only to the extent of, the assets of the Corporation legally available for distribution to its stockholders, an amount equal to $1000 (as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series D Preferred Stock, the "Liquidation Preference") plus, as provided in Section 3 above, all accrued and unpaid dividends, if any, with respect to each share of Series D Preferred Stock, before any payment or distribution is made to any Junior Stock. If the assets of the Corporation available for distribution to the holders of Series D Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series D Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

                  (b) No Additional Payment. After the holders of all shares of Series D Preferred Stock shall have been paid in full the amounts to which they are entitled in paragraph 4(a), the shares of Series D Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of Junior Stock.

                  (c) Notice. Written notice of a Liquidation stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of the Series D Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                  (d) Option. At the election of the holders of two-thirds (2/3) of the Series D Preferred Stock, a Sale Transaction shall be deemed to be a Liquidation pursuant to this Section 4. Any securities of the surviving Person to be delivered to the holders of shares of Series D Preferred Stock pursuant to this Section 4(d) shall be valued as follows:

                        (i) With respect to securities that do not constitute
            "restricted securities," as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, the value shall be deemed to be the Current Market Price of such securities as of three (3) days prior to the date of distribution.

                        (ii) With respect to securities that constitute
            "restricted securities," as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, and that are of the same class or series as securities that are publicly traded, the value shall be adjusted to make an appropriate discount from the value as set forth above in clause (i) to reflect the appropriate fair market value thereof, as mutually determined by the Board of Directors and the holders of a majority of the shares of Series D Preferred Stock, or if there is no active public market with respect to such class or series of securities, such securities shall be valued in accordance with clause (i) above, giving appropriate weight, if any, to such restriction as mutually determined by the Board of Directors and the holders of a majority of the shares of Series D Preferred Stock, or if the Board of Directors and the holders of a majority of the shares of Series D Preferred Stock shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series D Preferred Stock.

            5. Redemption. The shares of Series D Preferred Stock shall be subject to redemption, on such terms as may be duly authorized by the Board of Directors of the Corporation.

            6. Voting Rights; Election of Director.

            In addition to any voting rights provided by law, the holders of shares of Series D Preferred Stock shall have the following rights:

                  (a) So long as the Series D Preferred Stock is outstanding, each share of Series D Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series D Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted his shares of Series D Preferred Stock pursuant to Section 7(a) on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

                  (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 51% of the outstanding shares of Series D Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to authorize, adopt or approve an amendment to the Certificate of Incorporation that would increase or decrease the par value of the shares of Series D Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series D Preferred Stock, or otherwise affect the rights of the shares of Series D Preferred Stock adversely, including, without limitation, the liquidation preference provisions.

            7. Conversion.

                  (a) Optional Conversion. Any holder of Series D Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7, any or all of such holder's shares of Series D Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series D Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the conversion price(as defined hereinbelow), subject to adjustment as provided in Section 7(c). Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Series D Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Series D Preferred Stock), accompanied by written notice that the holder elects to convert such shares of Series D Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(h). All certificates representing shares of

Series D Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it. As promptly as practicable after the surrender of any shares of Series D Preferred Stock, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares are entitled to be converted and, to the extent funds are legally available therefor, an amount equal to the accrued and unpaid dividends payable with respect to such shares in accordance with Section 3 above. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such Person.

                  (a)(i) The Conversion Price shall be the lesser of (i) the Variable Conversion Price (as defined herein) and (ii) the Fixed Conversion Price (as defined herein) (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings relating to the Corporation's securities or the securities of any subsidiary of the Corporation, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean the Applicable Percentage (as defined herein) multiplied by the Market Price (as defined herein). "Market Price" means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending one Trading Day prior to the date notice of conversion is sent to the Corporation (the "Conversion Date"). "Trading Price" means, for any security as of any date, the intraday trading price on the Over-the-Counter Bulletin Board (the "OTCBB") as reported by a reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority in interest of the Series D Preferred Stock. If the OTCBB is not the principal trading market for such security, the intraday trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no intraday trading price of such security is available in any of the foregoing manners, the average of the intraday trading prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority in interest of the Series D Preferred Stock being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Series D Preferred Stock. "Trading Day" shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. "Applicable Percentage" shall mean 60.0%. The "Fixed Conversion Price" shall mean $.30.

                  (a)(ii) Notwithstanding anything to the contrary, in the event the Corporation (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the

"Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for a conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this Section 7(a)(i). For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section to become operative.

                  (b) Termination of Rights. On the date of such optional conversion pursuant to Section 7(a) above, all rights with respect to the shares of Series D Preferred Stock so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series D Preferred Stock have been converted, (ii) the payment of dividends, if any, pursuant to Section 3 above and (iii) exercise the rights to which they are entitled as holders of Common Stock.

                  (c ) Antidilution Adjustments. The Conversion Price, and the number and type of securities to be received upon conversion of the Series D Preferred Stock, shall be subject to adjustment as follows:

                        (i) Dividend, Subdivision, Combination or
            Reclassification of Common Stock. In the event that the Corporation shall at any time or from time to time, prior to conversion of the Series D Preferred Stock (w) pay a dividend or make a distribution (other than a dividend or distribution in which holders of shares of Series D Preferred Stock participate, in the manner provided in
            Section 3) on the outstanding shares of Common Stock payable in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 7(c)), then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series D Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(c)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                        (ii) Issuance of Common Stock or Common Stock Equivalent
            below Conversion Price.

            (a) If the Corporation shall at any time or from time to time prior to conversion of shares of Series D Preferred Stock, issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share of Common Stock that is less than the Conversion Price then in effect as of the record date or Issue Date (as defined below), as the case may be (the "Relevant Date") (treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (A) issuances or sales for which an adjustment is made pursuant to another clause of this Section 7(c) and (B) issuances in connection with an Excluded Transaction, then, and in each such case, the Conversion Price then in effect shall be adjusted by multiplying the Conversion Price in effect on the day immediately prior to the Relevant Date by a fraction (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Price on the Relevant Date (or, in the case of Common Stock Equivalents, the number of shares of Common Stock which the aggregate consideration received by the Corporation upon the issuance of such Common Stock Equivalents and receivable by the Corporation upon the conversion, exchange or exercise of such Common Stock Equivalents would purchase at the Conversion Price on the Relevant Date) and (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of additional shares of Common Stock issued or to be issued (or, in the case of Common Stock Equivalents, the maximum number of shares of Common Stock into which such Common Stock Equivalents initially may convert, exchange or be exercised).

            (b) Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the

Corporation, as such, to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the date (the "Issue Date") of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 7(c)(ii) shall only be made upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.

            (c) In case at any time any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any shares of Common Stock or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any Common Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith, as determined mutually by the Board of Directors and the holders of a majority of the shares of Series D Preferred Stock or, if the Board of Directors and the holders of a majority of the shares of Series D Preferred Stock shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series D Preferred Stock.

            (d) If any Common Stock Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 7(c)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (A) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (B) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (C) treat any of such Common Stock Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

                        (iii) Certain Distributions. In case the Corporation
            shall at any time or from time to time, prior to conversion of the Series D Preferred Stock, distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions in which holders of shares of Series D Preferred Stock participate, in the manner provided in Section 3, and dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this
            Section 7(c) and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase of any of the foregoing, then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); provided, however, that no adjustment shall be made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series D Preferred Stock would otherwise be entitled to receive such rights or warrants upon conversion at any time of shares of Series D Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                        (iv) Other Changes. In case the Corporation at any time
            or from time to time, prior to the conversion of the Series D Preferred Stock, shall take any action affecting its Common Stock having an effect similar to any of the actions described in any of Sections 7(c)(i), (ii) or (iii) above or Section 7(f) (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series D Preferred Stock).

                        (v) No Adjustment. Notwithstanding anything herein to
            the contrary, no adjustment under this Section 7(c) need be made to the Conversion Price if the Corporation receives written notice from holders of a majority of the outstanding shares of Series D Preferred Stock that no such adjustment is required.

                  (d) Abandonment. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price shall be required by reason of the taking of such record.

                  (e) Certificate as to Adjustments. Upon any adjustment in the Conversion Price, the Corporation shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to each registered holder of Series D Preferred Stock a certificate, signed by the Chief Financial Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

                  (f) Reorganization, Reclassification. In case of any merger or consolidation of the Corporation or any capital reorganization, reclassification or sale of all or substantially all of the assets of the Corporation or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a "Transaction"), each holder of shares of Series D Preferred Stock shall be entitled to receive, upon conversion of the Series D Preferred Stock, the number of shares of Capital Stock, other security or other consideration or property to which the holder of the number of shares of Common Stock deliverable upon such conversion is entitled to receive upon the consummation of such Transaction had such conversion occurred prior to such Transaction.

                  (g) Notices. In case at any time or from time to time:

                        (vi) the Corporation shall declare a dividend (or any
            other distribution) on its shares of Common Stock;

                        (vii) the Corporation shall authorize the granting to
            the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights or warrants; or

                        (viii) there shall be any Transaction;

then the Corporation shall mail to each holder of shares of Series D Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of Capital Stock or other securities or property or cash deliverable upon such Transaction.

                  (h) Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series D Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series D Preferred Stock, and shall take all action to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series D Preferred Stock; provided that the holders of shares of Series D Preferred Stock vote such shares in favor of any such action that requires a vote of stockholders.

                  (i) No Conversion Tax or Charge. The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series D Preferred Stock shall be made without charge to the converting holder of shares of Series D Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series D Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series D Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

            8. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

            9. Definitions. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

            "Affiliate" means any person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

            "Board of Directors" means the Board of Directors of the Corporation.

            "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York or the State of New Jersey are authorized or required by law or executive order to close.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

            "Commission" means the United States Securities and Exchange Commission.

            "Common Stock" shall have the meaning ascribed to it in Section 2(a) hereof.

            "Common Stock Equivalent" shall mean any security or obligation which is by its terms convertible or exchangeable into shares of Common Stock or another Common Stock Equivalent, and any option, warrant or other subscription or purchase right with respect to Common Stock.

            "Conversion Price" shall have the meaning ascribed to it in Section 7(a) hereof.

            "Corporation" shall have the meaning ascribed to it in the first paragraph of this Certificate of Designation.

            "Issue Date" shall have the meaning set forth in Section 7(c)(ii) hereof.

            "Junior Stock" shall have the meaning ascribed to it in Section 2(a) hereof.

            "Liquidation" shall mean the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation.

            "Liquidation Preference" shall have the meaning ascribed to it in
Section 4(a) hereof.

            "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

            "Relevant Date" shall have the meaning set forth in Section 7(c)(ii) hereof.

            "Sale Transaction" shall mean (a) (i) the merger or consolidation of the Corporation into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Corporation or (iii) the completion of a tender offer by an unaffiliated party for at least a majority of the outstanding shares of capital stock of the Company if, in the case of (i) or
(ii), the stockholders of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person or
(b) the voluntary sale, conveyance, exchange or transfer to another Person of
(i) the voting Capital Stock of the Corporation if, after such sale, conveyance, exchange or transfer, the stockholders of the Corporation prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Corporation or (ii) all or substantially all of the assets of the Corporation.

            "Series D Preferred Stock" shall have the meaning ascribed to it in
Section 1 hereof.

            "Transaction" shall have the meaning ascribed to it in Section 7(f) hereof.

            IN WITNESS WHEREOF, the undersigned has executed and subscribed this certificate this day of May , 2004


                                                  ______________________________
                                                  Chief Executive Officer
                                                  Nicholas R.H. Toms

                                    Exhibit 3

                                 Voting Consent

      This Voting Consent dated June , 2004 is provided to Vertex Interactive, Inc. (Vertex hereafter referred to as the "Company"), by MidMark Capital, L.P., a Delaware limited partnership, and MidMark Capital II, L.P., a Delaware limited partnership (the "Series C-1 Investors").

The Series C-1 Investors, having rights to cast 80,500,000 votes on all matters voted on by holders of common stock do hereby consent to and vote such shares in favor of the following:

      1. To Amend the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $.005 per share, of the Company from 75,000,000 shares to 400,000,000 shares;

      2. To ratify the selection of J.H. Cohn LLP as independent auditors of the Company for the year ending September 30, 2004; and

      3. To adopt the Company's 2004 Stock Incentive Plan.

This Voting Consent is provided to the Company pursuant and subject to the terms and conditions of a certain Investment Restructuring Agreement between the
Company, the Series C-1 Investors, and others, dated June     , 2004.


Address for Notice:                         MidMark Capital, L.P.
MidMark Capital, L.P.                       by MidMark Associates, Inc., its
177 Madison Avenue                          general partner
Morristown, NJ 07960
Fax (973) 971-9963                          By:_________________________________
                                               Name:
                                               Title:


Address for Notice:                         MidMark Capital II, L.P.
MidMark Capital II, L.P.                    by MidMark Associates II, LLC
177 Madison Avenue                          its general partner
Morristown, NJ 07960
Fax (973) 971-9963                          By:_________________________________
                                               Name:
                                               Title:

                                    Exhibit 5

      The undersigned, Nicholas Toms, Chief Executive Officer of Vertex Interactive, Inc., a New Jersey corporation (the "Company"), DOES HEREBY CERTIFY to the following representations:

1. The Company has distributed notice in the form of Exhibit 4 (the "Shareholder Notice") to the shareholders of the Company of the proposed effectiveness of the Certificate of Incorporation Amendment as required under NJSA 14A:5-6 and Section 14 of the Securities Exchange Act of 1934 and Regulation 14C and Schedule 14C.

2. The Company has not received any significant challenges, including but not limited to, any instituted lawsuits, injunctions, or written statements, to the validity of the Certificate of Incorporation Amendment.

      IN WITNESS WHEREOF, the undersigned has executed this certificate this __ day of June 2004.


                                                  ______________________________
                                                  Chief Executive Officer

Schedule 9(a)

Vertex Interactive
Use of Proceeds from $3 million Loan


                              First         Second        Third
                             Traunche      Traunche      Traunche       Totals
Loan Amounts                $1,500,000    $  750,000    $  750,000    $3,000,000

Escrowed Interest:
6 months Prepaid            $   75,000    $   37,500    $   37,500    $  150,000
18 months Escrow            $  225,000    $  112,500    $  112,500    $  450,000

Commission @ 8%             $  120,000    $   60,000    $   60,000    $  240,000

                            --------------------------------------    ----------
Net Proceeds                $1,080,000    $  540,000    $  540,000    $2,160,000
                            --------------------------------------    ----------

Legal Fees:
Sichenzia                   $   25,000    $   15,000    $   10,000    $   50,000
Ballard (NIR)               $   25,000                                $   25,000
Vertex Counsel              $   15,000    $    5,000    $   10,000    $   30,000
                            --------------------------------------    ----------
 Subtotal                   $   65,000    $   20,000    $   20,000    $  105,000
                            --------------------------------------    ----------

                            --------------------------------------    ----------
Subtotal                    $1,015,000    $  520,000    $  520,000    $2,055,000
                            --------------------------------------    ----------

Bridge Note Payoff:
 Areyh Trust-Princ          $  278,000                                $  278,000
 Areyh Trust-Inter          $   42,000                                $   42,000
Midmark Interest            $   90,000                                $   90,000
                            --------------------------------------    ----------
 Subtotal                   $  410,000    $        0    $        0    $  410,000
                            --------------------------------------    ----------

Balance to                  --------------------------------------    ----------
Working Capital             $  605,000    $  520,000    $  520,000    $1,645,000
                            --------------------------------------    ----------

Schedule 9(b)

                         Schedule 9(b)                  Vertex Subsidiary/Division List

                                                                                         Issued
Acquired,                                                                Authorized        and
Purchased                                              Jurisdiction       Capital      Outstanding    Shares
or Merged              Name of Subsidiary            of Incorporation      Stock          Shares       Owned    Ownership%
              Vertex Interactive,
              Inc.
March 31,     Data Control
2000          Systems, Inc.                           New York, USA                                                100%
              (DCS)
September     Renaissance
30, 2000      Software,                               Delaware, USA                                                100%
              Inc.(RSI)
              XeQute PLC                              United Kingdom                                               100%
                   XeQute Inc.                        Delaware, USA                                                100%
                   Vertex Interactive Ireland Ltd     Ireland            5,000,000           2                     100%
                    Vertex Interactive (Mfg) Ltd      Ireland            5,000,000         5,200                   100%
              Trend Investments                       Ireland             500,000                                  100%
              Ltd
                 ICS France Identcode-Systems
                               SA (ICS-France)        France             500,000 FF                                100%
              Vertex Interactive
              Italia SRL                              Italy                                                        100%
              Vertex Support                          Italy                                                        100%
              and Maintenance
              Italia (VSM Italia)
October 5,    Euronet                                 Italy                                                        100%
2001